UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2004

UNITED DOMINION REALTY TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-10524	54-0857512

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 3.02. Unregistered Sales of Equity Securities
Signatures

ITEM 3.02. Unregistered Sales of Equity Securities

     Pursuant to the terms of the Series D Cumulative Convertible Redeemable Preferred Stock (the “Series D Preferred Stock”) of United Dominion Realty Trust, Inc. (the “Company”), the Company exercised its right to redeem the 2.0 million remaining outstanding shares of the Series D Preferred Stock. The Series D Preferred Stock has no stated par value and has a liquidation preference of $25 per share. Upon receipt of the Company's redemption notice, Security Capital Preferred Growth Incorporated, the holder of the remaining shares of the Series D Preferred Stock, elected to convert the 2.0 million shares of Series D Preferred Stock into shares of the Company's common stock, $1.00 par value per share, at a price of $16.25 per share. On December 10, 2004, the Company issued 3,076,769 shares of the Company's common stock to the holder of the Series D Preferred Stock shares upon conversion of the 2.0 million shares of the Series D Preferred Stock. Because the shares of common stock were sold in a transaction not involving a public offering, the transaction is exempt from registration under the Securities Act of 1933 in accordance with Section 4(2) of the Securities Act.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

Date: December 13, 2004	By:	/s/ Scott A. Shanaberger Name: Scott A. Shanaberger Title: Senior Vice President and Chief Accounting Officer